EXHIBIT 10.11

EQUIFAX INC. 2008 OMNIBUS INCENTIVE PLAN

2008 SUB-PLAN FOR UK PARTICIPANTS

APPROVED STOCK OPTION AGREEMENT

Name: [Participant]

Number of Shares subject to Option: [Number of Shares]

Exercise Price per Share: $[Exercise Price]

Date of Grant:  [Grant Date]

Pursuant to the 2008 Sub-Plan for UK Participants (the “Sub-Plan”) of the Equifax Inc. 2008 Omnibus Incentive Plan (the “Plan”), Equifax Inc., a Georgia corporation (the “Company”), has granted the above-named Participant (the “Participant”) an Option (the “Option”) to purchase shares of common stock of the Company (the “Shares”), the terms and conditions of which are set in this agreement (the “Agreement”), in the Plan and in the Sub-Plan.  A copy of the Sub-Plan has already been provided to you.  If there is any inconsistency between this Agreement and the Sub-Plan, the Sub-Plan shall prevail.  Capitalised terms used in this Agreement and not defined herein shall have the meanings set forth in the Sub-Plan or Plan.

1.             Grant of Option.

The Company on the Date of Grant set forth above granted to the Participant (subject to the terms of the Plan, the Sub-Plan and this Agreement) the right to purchase from the Company all or part of the Number of Shares stated above (the “Option”).  This Agreement is not intended to be, and shall not be treated as, an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.             Basic Terms and Conditions.

The Option is subject to the following basic terms and conditions:

a.     Expiration Date.  Except as otherwise provided in this Agreement, the Option will expire ten (10) years from the Date of Grant (the “Expiration Date”).

b.     Exercise of Option.  Except as provided in sections 2(d) or 3, the Option shall be exercisable with respect to one-third of the Number of Shares subject to this Option on each of the first three anniversaries of the Date of Grant so that this Option shall be fully exercisable on the third anniversary of the Date of Grant, provided the Participant (i) remains employed by a Participating Company as defined in the Sub-Plan or (ii) subject to the provisions of section 2(d)(ii), terminates employment by reason of Retirement (as such term is defined in the Sub-Plan).  Once exercisable, in whole or part, the Option will continue to be so exercisable until the earlier of the termination of Participant’s rights under Section 2(d) or 3, or the Expiration Date.

It is a condition of the exercise of this Option that the Participant enters into an election whereby the liability for payment of the employer’s secondary national insurance arising in connection with the Option is transferred to the Participant. The election, the terms of which have been approved by HM Revenue & Customs, are attached hereto.  This election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the Social Security Contributions and Benefits Act 1992 or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.  Failure to complete and return the signed election will result in the Option being null and void.

If any part of the Option is exercised before the third anniversary of the Date of Grant, the exercise will not carry any tax advantages.  Please see the Tax Addendum attached for more information.

c. Method of Exercise and Payment for Shares.  In order to exercise the Option, it must be vested and must not have expired, and the Participant must give written notice in a manner prescribed by the Company from time to time together with payment of the Exercise Price to the Company at the Company’s principal office in Atlanta, Georgia, or as otherwise directed by the Committee.  The date of Exercise will be the date of receipt of the notice or any later date specified in the notice. The Participant must pay the Exercise Price (i) in cash or a cash equivalent acceptable to the Committee, (ii) by net settlement of the Option in the manner designated by the Committee, or (iii) by the “cashless exercise program” established by the Committee and set out in the rules of the Sub-Plan.  Not all forms and methods of payment are available in every country.

If at exercise, the Participant is not in compliance with the Company’s minimum stock ownership guidelines then in effect for Participant’s job grade or classification, if any, then the Participant will not be entitled to exercise the Option using a “cashless exercise program” of the Company (if then in effect), unless the net proceeds received by the Participant from that exercise consist only of Shares and Participant agrees to hold all those Shares for at least one (1) year.

d.   Termination of Employment. Except as provided in Subsections (i), (ii), (iii) or (iv) below, or Section 3, the Option will expire and will not be exercisable after termination of the Participant’s employment with a Participating Company.

i.      Elimination of Position which shall be taken to be the same as redundancy within the meaning of the Employment Rights Act 1996. Except as provided in Sections 3 or 4 below, if the termination of the Participant’s employment results from the Company’s elimination of the position held by the Participant, then the Participant will continue to have the right to exercise the Option with respect to that portion of the number of Shares for which the Option was vested and exercisable on the date of the Participant’s termination of employment and the remaining portion shall be forfeited and cancelled.  Except as provided in subsection 2(d)(iv)(A) below, the right to exercise the vested portion of the Option will continue until the earlier of the last day of the one-year period commencing on the date of termination of employment, or the Expiration Date.

ii.     Retirement.

Except as provided in sections 3 or 4 below, if the termination of the Participant’s employment results from the Participant’s Retirement (as defined in the rules of the Sub-Plan), then the Option will continue to vest in accordance with the original vesting schedule detailed in section 2(b) above as if the Participant had remained employed; provided, that upon the Participant’s death, all vesting will cease and the Option will be exercisable with respect to that portion of the Shares for which the Option is vested and exercisable on the date of the Participant’s death and the remaining portion shall be forfeited and cancelled.

The Participant will continue to have the right to exercise the Option with respect to that portion of the Shares for which the Option is vested and exercisable from time to time until the earlier of the last day of the sixty (60) month period following the Participant’s Retirement or the Expiration Date.

iii.    Disability.  Except as provided in Sections 3 or 4 below, if the termination of the Participant’s employment results from the Participant’s disability, then the Participant will continue to have the right to exercise the Option with respect to that portion of the Shares for which the Option was vested and exercisable on the last date of the Participant’s employment and the remaining portion shall be forfeited and cancelled. Except as provided in Section 2(d)(iv)(A) below, the right to exercise the vested portion of the Option will continue until the earlier of the last day of the sixty (60) month period following the last date of the Participant’s active employment or the Expiration Date.

iv.    Death.

(A) Except as provided in Sections 3 or 4 below, if the termination of the Participant’s employment results from the Participant’s death, then the Participant’s personal representatives shall be entitled to exercise the Option with respect to that portion of the Shares for which the Option was vested and exercisable on the date of the Participant’s death and the remaining portion shall be forfeited and cancelled.  The right to exercise the vested portion of the Option will continue until the earlier of the last day of the twelve (12) month period following the Participant’s death or the Expiration Date.

(B) If the Participant dies following termination of employment and prior to the expiration of any remaining period during which the Option may be exercised in accordance with subsections (i), (ii) or (iii) above, or Section 3, the remaining period during which the Option will be exercisable (by the Participant’s personal representatives) will be the greater of (a) the remaining period under the applicable section or paragraph referred to above, or (b) six (6) months from the date of death; provided that under no circumstances will the Option be exercisable after the Expiration Date.

2.              Change of Control.

If a Change of Control of the Company occurs while the Participant is employed by a Participating Company, then the portion of the Option which has not yet been exercised will become immediately vested and exercisable (the “Unexercised Portion”) immediately prior to and conditional on the change of control. If the Unexercised Portion of the Options continue to remain outstanding after the Change of Control and if Participant’s employment with the Participating Company terminates after the date on which the Change of Control occurs other than as a result of a termination by the Participating Company for Cause, then the Participant (or, if applicable, Participant’s personal representative) will have the right to exercise the Unexercised Portion.  Except as provided in Section 2(d)(iv)(B) above or Section 4 below, that right may be exercised until the earlier of the last day of the sixty (60) month period following the termination of Participant’s employment or the Expiration Date.

3.              Cancellation and Rescission of Option.

a.             If, at any time, (i) during the Participant’s employment with a Participating Company or (ii) during the period after the Participant’s termination of employment with a Participating Company for any reason during which all or part of the Option remains exercisable, but not to exceed 24 months following the Participant’s termination of employment, the Participant engages in any “Detrimental Activity” (as defined in subsection (b) below), the Committee may, notwithstanding any other provision in this Agreement to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit this Option as of the first date the Participant engaged in the Detrimental Activity, as determined by the Committee. Without limiting the generality of the foregoing, the Committee may also require the Participant to pay to the Company any gain realized by the Participant from exercising all or any portion of the Option hereunder during the period beginning six (6) months prior to the date on which the Participant engaged or began engaging in Detrimental Activity.

b.              For purposes of this Agreement, “Detrimental Activity” shall mean and include any of the following:

i.                  the breach or violation of any other agreement between the Participant and the Company relating to protection of Confidential Information or Trade Secrets, solicitation of employees, customers or suppliers, or refraining from competition with the Company;

ii.               the disclosure, reproduction or use of Confidential Information or Trade Secrets (each as defined below) for the benefit of the Participant or third parties except in connection with the performance of the Participant’s duties for the Company or, after advance notice to the Company, as required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction;

iii.            the use, reproduction, disclosure or distribution of any information which the Company is required to hold confidential under applicable federal and state laws and regulations, including the federal Fair Credit Reporting Act (15 U.S.C. § 1681 et seq.) and any state credit reporting statutes;

iv.           the making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company which is disparaging or which in any way reflects negatively upon the Company;

v.              the solicitation or attempt to solicit any customer or actively targeted potential customer of the Company with whom the Participant had material contact on the Company’s behalf during the 12 months immediately preceding the Participant’s termination of employment;

vi.           the solicitation or recruitment, attempt to solicit or recruit, or the assistance of others in soliciting or recruiting, any individual who is or was, within 6 months of the date in question, an employee of the Company unless such former employee was terminated by the Company without cause, or the inducement of (or attempt to induce) any such employee of the Company to terminate his employment with the Company; or

vii.        the refusal or failure of the Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she is in full compliance with the terms and conditions of the Plan and this Agreement, including, without limitation, a certification that the Participant is not engaging in Detrimental Activity.

c.             “Trade Secret” means information, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential Company customers or suppliers which (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of the Company’s efforts that are reasonable under the circumstances to maintain secrecy; or as otherwise defined by applicable state law.

d.            “Confidential Information” means any and all knowledge, information, data, methods or plans (other than Trade Secrets) which are now or at any time in the future developed, used or employed by the Company which are treated as confidential by the Company and not generally disclosed by the Company to the public, and which relate to the business or financial affairs of the Company, including, but not limited to, financial statements and information, marketing strategies, business development plans, acquisition or divestiture plans, and product or process enhancement plans.

4.               Termination for Cause.

For purposes of this Agreement, termination for “Cause” means termination as a result of (a) the willful and continued failure by the Participant to substantially perform his or her duties with the Company or any Subsidiary (other than a failure resulting from the Participant’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by his or her superior officer which specifically identifies the manner the officer believes that the Participant has not substantially performed his or her duties, or (b) the Participant’s willful misconduct which materially injures the Company, monetarily or otherwise.  For purposes of this Section, the Participant’s act, or failure to act, will not be considered “willful” unless the act or failure to act is not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

5.              Non-Transferability of Award.

This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by operation of law or otherwise (except as permitted by the Plan or Sub-Plan).  Any attempt to do so contrary to the provisions hereof shall be null and void.

6.              Conditions to Exercise of Award and Issuance of Shares.

The Shares deliverable to the Participant upon the exercise of the Option hereunder may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company.  The Participant must receive the shares within 30 days of the date of exercise providing that the following conditions are met. The Company shall not be required to honor the exercise of the Option or issue any certificate or certificates for Shares prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings and regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its discretion, determine to be necessary or advisable.

7.              No Rights as Shareholder.

Except as provided in Sections 3 or 11, the Participant shall not have voting, dividend or any other rights as a shareholder of the Company with respect to the unexercised Option.  Upon exercise of a vested Option into Shares, the Participant will obtain full voting and other rights as a shareholder of the Company with respect to such Shares.

8.              Administration.

Subject to rule 15 of the Sub-Plan, the Committee shall have the power to interpret the Plan, the Sub-Plan and this Option Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company, and all other interested persons.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, the Sub-Plan or this Option Agreement.

9.     Fractional Shares.

Fractional shares will not be issued, and when any provision of this Option Agreement otherwise would entitle the Participant to receive a fractional share, that fraction will be disregarded.

10.       Adjustments in Capital Structure.

Subject to rule 15 of the Sub-Plan, in the event of a change in corporate capitalization as described in section 18 of the Plan, the Committee shall make appropriate adjustments to the number of Shares or other stock or securities subject to the Option and to the purchase price for such Shares or other stock or securities.  The Committee’s adjustments shall be effective and final, binding and conclusive for all purposes of this. Any adjustment made will not have effect until it has been approved by HM Revenue & Customs.

11.  Taxes.

A Participant shall be responsible for and indemnify all relevant Group Members against, all Relevant Tax relating to his exercise of the Option.  Any Group Member may withhold an amount equal to such Relevant Tax from any amounts due to the Participant (to the extent such withholding is lawful) and/or make any other arrangements as it considers appropriate to ensure recovery of such Relevant Tax including, without limitation, the sale of sufficient Shares acquired pursuant to the exercise of the Option to realise an amount equal to the Relevant Tax (and the payment of that amount to the relevant authorities in satisfaction of the Relevant Tax).

12.  Consents.

By accepting the grant of this Option,  the Participant acknowledges and agrees that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan, Sub-Plan or this Option Agreement; (ii) the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted repeatedly in the past; (iii) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (iv) the Participant’s participation in the Plan shall not create a right of further employment with the Company and shall not interfere with the ability of the Company to terminate the Participant’s employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law; (v) the Participant is participating voluntarily in the Plan and Sub-Plan; (vi) this Option is an extraordinary item that is outside the scope of the Participant’s employment contract, if any; (vii) this Option is not part of normal or expected compensation or salary for any purposes, including but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law; (viii) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (ix) if the underlying Shares do not increase in value, this Option will have no value; (x) if the Participant exercises this Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price; (xi) in consideration of the grant of this Option, no claim or entitlement to compensation or damages shall arise from termination of this Option or diminution in value of this Option or Shares purchased through exercise of this Option resulting from termination of the Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Option Agreement, the Participant shall be deemed irrevocably to have waived any entitlement to pursue such claim; and (xii)  except as otherwise expressly provided in the Plan, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Participant’s right to receive stock options and vest in stock options under the Plan and Sub-Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law; furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Participant’s right to exercise this Option after termination of employment, if any, will be measured by the date of termination of the Participant’s active employment and will not be extended by any notice period mandated under local law; the Committee in its fair and reasonable opinion determine when the Participant is no longer actively employed for purposes of this Option.

13.  Consent for Accumulation and Transfer of Data.

The Participant consents to the accumulation and transfer of data concerning him or her and the Option to and from the Company and UBS, or such other agent as may administer the Plan and Sub-Plan on behalf of the Company from time to time.  In addition, the Participant understands that the Company holds certain personal information about the Participant, including but not limited to his or her name, home address, telephone number, date of birth, social security number, salary, nationality, job title, and details of all options awarded, vested, unvested, or expired (the “personal data”).  Certain personal data may also constitute “sensitive personal data” within the meaning of applicable local law.  Such data include but are not limited to information provided above and any changes thereto and other appropriate personal and financial data about the Participant. The Participant hereby provides explicit consent to the Company to process any such personal data and sensitive personal data.  Participant also hereby provides explicit consent to the Company to transfer any such personal data and sensitive personal data outside the country in which the Participant is employed, and to the United States.  The legal persons for whom such personal data are intended are the Company, UBS and any other company providing services to the Company in connection with compensation planning purposes or the administration of the Plan.

14.  Plan Information.

The Participant agrees to receive copies of the Plan, the Sub-Plan, the Plan prospectus and other Plan and Sub-Plan information, including information prepared to comply with laws outside the United States, from the Plan website referenced above and shareholder information, including copies of any annual report, proxy statement, Form 10-K, Form 10-Q, Form 8-K or other report filed with the SEC, from the investor relations section of the Equifax website at www.equifax.com.  Participant acknowledges that copies of the Plan, the Sub-Plan, Plan prospectus, Plan and Sub-Plan information and shareholder information are available upon written or telephonic request to the Company’s Corporate Secretary.

15.  Plan Incorporated by Reference; Conflicts.

The Plan, the Sub-Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant.  Notwithstanding the foregoing, nothing in the Plan, Sub-Plan or this Option Agreement shall affect the validity or interpretation of any duly authorized written agreement between the Company and Participant under which an Option properly granted under and pursuant to the Plan serves as any part of the consideration furnished to the Participant. If provisions of the Plan and Sub-Plan and the provisions of this Option Agreement conflict, the Sub-Plan provisions will govern.

16.   Participant Bound by Plan.

The Participant acknowledges receiving a summary of the Plan and Sub-Plan, and agrees to be bound by all the terms and conditions of the Plan and Sub-Plan.  Except as limited by the Sub-Plan or this Option Agreement, this Option Agreement is binding on and extends to the legatees, distributees and personal representatives of the Participant and the successors of the Company.

17.   Governing Law.

This Option Agreement and the rules of the Sub-Plan shall be governed by and construed in accordance with the laws of England and Wales. Any person referred to in this Plan submits to the exclusive jurisdiction of the English courts.

18.   Translations.

If the Participant has received this or any other document related to the Plan translated into any language other than English and if the translated version is different than the English version, the English version will control.

19.   Severability.

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

PARTICIPANT	EQUIFAX INC.

(Signature)	By:
Richard F. Smith
Chairman & CEO
(Printed Name)

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING

SECURITIES THAT HAVE BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933.

#133843 (5/19/08)

Joint Election for the transfer of Employer’s
National Insurance Contributions to the employee

1.       Between

The Company Equifax plc. (registered number:02425920) (‘the Secondary Contributor’ who is the employer), whose Registered Office is at Capital House, 25 Chapel Street, London NW1 5DS and

[insert name of employee], ‘the Employee’, whose National Insurance number is [AA 000000 A].

2. Purpose and scope of election

(a) This election covers the

(Delete as appropriate)

•                  grant of employment related securities options

•                  ~~the award of employment related restricted securities and/ or~~

~~•                  the award of employment related convertible securities~~

under the Equifax Inc. 2008 Omnibus Incentive Plan (2008 Sub-Plan for UK Participants)

~~•                  Scheme~~

•                  Plan

~~•                  Individual awards or grants [Where no specific scheme or plan has been set-up such as the grant of EMI options]~~

(Delete as appropriate)

•                  on [DD/MM/YYYY] or

•                  between [DD/MM/YYYY] and [DD/MM/YYYY] or

•                  on or after [DD/MM/YYYY]

(b) This joint election is made in accordance with Paragraph 3B(1) of Schedule 1 of the Social Security Contributions and Benefits Act 1992 (‘SSCBA 1992’).

(c) The Company requests the Employee to enter into this joint election to transfer the liability for the secondary contributor’s National Insurance contributions that arise on any relevant employment income covered by this election from the secondary contributor to the Employee.

(d) The employer’s National Insurance liability that shall transfer from the employer to the Employee under this joint election is

(Delete as appropriate)

•                  the whole of the secondary liability or

~~•                  [X %] of the secondary liability or~~

~~•                  the secondary liability on gains in excess of [£X]~~

Relevant employment income from securities and options specified in 2(a) on which employer’s National Insurance Contributions becomes due is defined as:

i. an amount that counts as employment income of the earner under section 426 of ITEPA 2003 (restricted securities: charge on certain post-acquisition events),

ii. an amount that counts as employment income of the earner under section 438 of that Act (convertible securities: charge on certain post-acquisition events), or

iii. any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA 1992.

(e) This joint election will not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA 2003 (employment income: securities with artificially depressed market value).

(f) This election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the Social Security Contributions and Benefits Act 1992 or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

3. Arrangements for payment of secondary NICs

(a) In signing this joint-election the Employee authorises the Company, or other body (if applicable), to recover an amount sufficient to cover the liability for the employer’s National Insurance contributions transferred under this election in accordance with the arrangements summarised below [and further detailed in the attached scheme/plan/personal arrangement, [delete where necessary]].

•                  A deduction from salary or other payments due.

•                  The delivery in cleared funds from the Employee in sufficient time to enable the Company to make payment to H M Revenue & Customs (HMRC).

•                  The sale of sufficient shares acquired from the Employee’s securities option following notification to the Company Secretary/Scheme Administrator (delete as necessary or add other party if applicable), the proceeds of which must be delivered to the Company in sufficient time for payment to be made to HMRC by the due date.

•                  A deduction from any cash payment, treated as Relevant Employment Income, given to the Employee.

•                  Where the proceeds of the gain are to be made through a third party, the Employee will authorise that party to withhold an amount from the payment or to sell shares sufficient to cover the secondary NICs transferred. Such amount will be paid in sufficient time to enable the Company to make payment to HMRC by the due date.

(b) The Company and the Employee will ensure that payment of the liability for the secondary NICs will be made to HMRC within 14 days following the end of the Income Tax month in which the relevant employment income arises — the due date.

The Employee understands that in making this election they will be personally liable for the secondary NICs covered by this election.

4. Duration of this election

(a) This joint election shall continue in force from the time it is made until whichever of the following first takes place:

•                  The Company gives notice to the Employee terminating the joint election, or

•                  it is cancelled jointly by the Company and the Employee. or

•                  it ceases to have effect in accordance with the terms of the joint election, or

•                  HMRC serves notice on the Company that the approval of the joint election has been withdrawn.

(b) The terms of this joint-election will continue in full force regardless of whether the Employee ceases to be an employee of the Company.

5. Declaration

In signing this joint election both the Company and the Employee agree to be bound by its terms as stated above.

Signature of Employee	Date	/ /

Signature for the Company	Date	/ /

Position in Company